EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Long-Term Incentive Plan and Amended and Restated 1997 Director Option Plan of Indus International, Inc. of our report dated April 30, 2004, with respect to the consolidated financial statements of Indus International, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 4, 2004